Exhibit 99.1

News Release

Contact:       Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Announces Retirement of Michael D. Weaver and
Appointment of Robert J. Souza as Chief Executive Officer and Director

ONEONTA, Alabama (December 10, 2014) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, announced today that Michael D. Weaver, Chief Executive Officer and a director of Otelco, will retire on December 31, 2014. Coincident with Mr. Weaver’s retirement, the Board of Directors of the Company has appointed Robert J. Souza, currently President of Otelco, to the additional position of Chief Executive Officer. Mr. Souza was also elected to the Board of Directors effective with Mr. Weaver’s retirement. Mr. Weaver will serve as a consultant to the Company for one year to ensure a smooth transition.

“Mike has served as the CEO of Otelco since its formation in 1998,” explained Stephen McCall, Chairman of Otelco’s Board of Directors. “He has orchestrated nine acquisitions over the last 16 years and guided the Company through its initial public offering in 2004. His more than twenty years of telecommunications experience combined with his accounting and finance background have served our customers and investors well. We wish Mike an enjoyable retirement.

“In May of this year, we appointed Rob to lead operations for the Company as its President,” continued Mr. McCall. “Rob has more than thirty years of telecommunications leadership experience across numerous areas of the wireline industry. His technical understanding of the rapid changes being experienced in the telephone industry positions him well to lead Otelco’s evolution. Rob will continue to work out of the Company’s office in New Gloucester, Maine.”

“Mike has been an excellent coach over the past six years as we have worked through two acquisitions and numerous operational and network transitions,” noted Mr. Souza. “We will all miss the daily interaction with him and his untiring dedication to making the business successful. However, the Company is well positioned to seamlessly make this transition in leadership.”

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Otelco Announces Retirement of Michael D. Weaver and
   Appointment of Robert J. Souza as Chief Executive Officer and Director

December 10, 2014

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 99,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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